SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant /X/
Filed by a party other than the Registrant

Check the appropriate box:
/ /    Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/    Definitive Proxy Statement
/ /    Definitive Additional Materials
/ /    Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                           AMERIHOST PROPERTIES, INC.
                       D/B/A ARLINGTON HOSPITALITY, INC.
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/     No fee required

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                 computed  pursuant  to  Exchange  Act Rule 0-11 (set forth the
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/ /     Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)      Amount Previously Paid:
       (2)      Form, Schedule or Registration Statement No.:
       (3)      Filing Party:
       (4)      Date Filed:

                           AMERIHOST PROPERTIES, INC.
                        D/B/A ARLINGTON HOSPITALITY, INC.
                         2355 S. ARLINGTON HEIGHTS ROAD
                                    SUITE 400
                        ARLINGTON HEIGHTS, ILLINOIS 60005

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the Annual Meeting of Shareholders of Amerihost Properties, Inc. (the "Company") will be held on May 24, 2001, at 10:30 a.m., local time, at the Company's headquarters, 2355 S. Arlington Heights Road, Suite 400, Arlington Heights, Illinois 60005 to act upon the following matters:

         1. To elect the Directors of the Company who will serve until the next annual meeting of shareholders or until their successors are duly qualified. The following persons have been nominated for directorships:

                           Michael P. Holtz                   Reno J. Bernardo
                           Russell J. Cerqua                  Salomon J. Dayan
                           Jon K. Haahr                       Thomas J. Romano

         2. To consider and act upon a proposal of the Board of Directors to approve an amendment to the Company's Amended and Restated Certificate of Incorporation to change the Company's name from Amerihost Properties, Inc. to Arlington Hospitality, Inc.

Said meeting may be adjourned from time to time without other notice than by announcement at said meeting, or at any adjournment thereof, and any and all business for which said meeting is hereby noticed may be transacted at any such adjournment.

Only holders of record at the close of business on March 30, 2001, of the Company's common stock, $.005 par value, will be entitled to notice of and to vote at the meeting and at any adjournment or adjournments thereof.

Enclosed is a form of Proxy solicited by the management of the Company. Shareholders who do not plan to attend the meeting in person are requested to date, sign and return the enclosed Proxy. Your Proxy may be revoked at any time before it is exercised and will not be used if you attend the meeting and prefer to vote in person.

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              /s/  MICHAEL P. HOLTZ
                                              ----------------------------------
                                              Michael P. Holtz, President


Arlington Heights, Illinois
April 14, 2001

                           AMERIHOST PROPERTIES, INC.
                        D/B/A ARLINGTON HOSPITALITY, INC.
                         2355 S. Arlington Heights Road
                                    Suite 400
                        Arlington Heights, Illinois 60005

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS

The enclosed proxy is solicited on behalf of the Board of Directors of Amerihost Properties, Inc. (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at 10:30 A.M. on May 24, 2001, at the Company's headquarters, 2355 S. Arlington Heights Road, Suite 400, Arlington Heights, Illinois 60005. In addition to solicitation of proxies by mail, proxies may be solicited by the Company's directors, officers and regular employees by personal interview, telephone or telegram, and the Company will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares which are held of record by them. The expense of all such solicitation, including printing and mailing, will be paid by the Company. Any proxy may be revoked at any time prior to its exercise, by written notice to the Secretary of the Company or by attending the meeting and electing to vote in person. Any such revocation shall not affect any vote previously taken. This Proxy Statement and accompanying proxy were initially mailed to shareholders on or about April 14, 2001.

Only shareholders of record of the Company at the close of business on March 30, 2001, are entitled to vote at the meeting or any adjournment thereof. As of that date there were outstanding 4,979,244 shares of Common Stock, each of which is entitled to one vote on all matters voted upon at the annual meeting. Holders of Common Stock are not entitled to cumulate their votes in the election of directors. A majority of the outstanding shares of the Company, represented in person or by proxy, shall constitute a quorum at the meeting. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors. Abstentions and broker non-votes will have no effect.

                              ELECTION OF DIRECTORS

A board of six directors will be elected to serve until the next annual meeting, or until their successors are elected and shall have qualified. The proxies duly signed and returned pursuant to this solicitation will be voted by the persons named therein in accordance with the directions of the shareholders. If no directions are specified in a proxy, the proxy will be voted for the election as directors of the nominees named below. Should any nominee be unable or unwilling to accept the office of director (which is not presently anticipated), the persons named in the proxies will vote for the election of such other persons as they shall determine.

Each person listed below is currently a director of the Company and is a nominee for reelection as a director:

Name, Age and Principal Occupation                   Director since

MICHAEL P. HOLTZ, 44                                    1985
From 1985 to 1989, Mr. Holtz served as the Company's Treasurer and Secretary. In 1986, Mr. Holtz was promoted to Chief Operating Officer of the Company with direct responsibility for the Company's day-to-day operations. In 1989, Mr. Holtz was elected President and Chief Executive Officer of the Company. In 1999, in addition to his other responsibilities, Mr. Holtz was elected Chairman of the Board of Directors. Mr. Holtz is responsible for development and implementation of all Company operations including hotel development, finance and management. Mr. Holtz has over 21 years experience in the operation, development and management of hotel properties.

RENO J. BERNARDO, 69                                    1989
Reno J. Bernardo served as the Senior Vice President of Construction of the Company from 1987 through March 1994, when he retired. His primary responsibilities included managing construction of new properties and directing renovation projects. In 1989, Mr. Bernardo became a Director of the Company and continues to serve in this capacity. From 1985 to 1986, Mr. Bernardo was Vice President of Construction with Devcon Corporation, a hotel construction company. From 1982 to 1985, Mr. Bernardo was Project Superintendent with J.R. Trueman and Associates, a hotel construction company, and a subsidiary of Red Roof Inns, where his responsibilities included supervision of the development and construction of several Red Roof Inns.

SALOMON J. DAYAN, 55                                    1996
Since 1980, Salomon J. Dayan, M.D., a physician certified in internal and geriatric medicine, has been the Chief Executive Officer of Salomon J. Dayan Ltd., a multi-specialty medical group which he founded and which is dedicated to the care of the elderly in hospital and nursing home settings. Since 1986, Dr. Dayan has been the Medical Director and Executive Director of Healthfirst, a corporation which operates multiple medical ambulatory facilities in the Chicago, Illinois area, and since 1994 he has also been an assistant professor at Rush Medical Center in Chicago. Dr. Dayan is currently the Chairman of the Board of Directors of J. D. Financial, a bank holding company owning Pan
American Bank. Dr. Dayan also has numerous investments in residential and commercial real estate.

RUSSELL J. CERQUA, 44                                   1998
Russell J. Cerqua served as the Executive Vice President of Finance, Chief Financial Officer, Treasurer and Secretary of the Company from 1987 through 1998, where his primary responsibilities included internal and external financial reporting, corporate financing, development of financial management systems, and financial analysis. Mr. Cerqua is currently the Chief Financial Officer of Metro Technologies, L.L.C., a computer consulting and web development company. Prior to joining the Company, Mr. Cerqua was an audit manager with Laventhol & Horwath, the Company's former independent certified public accountants. Mr. Cerqua was involved in public accounting for over 9 years, with experience in auditing, financial reporting and taxation. Mr. Cerqua is a Certified Public Accountant.

JON K. HAAHR, 47                                        1999
Mr. Haahr's background includes fourteen years as an investment banker and more than 20 years of capital markets experience. Most recently he was Co-head and Managing Director of Real Estate Investment Banking for First Union Securities. Prior to that, he was founder, Head and Managing Director of the same industry group for EVEREN Securities. Mr. Haahr joined the Investment Banking Department of Kemper Securities (EVEREN'S predecessor firm) in 1987 and, prior to establishing the Real Estate Group, provided banking expertise to corporate finance clients in the financial services sector and in the area of closed-end funds. His experience also includes six years at Continental Bank in Chicago where he was an officer of the bank providing corporate lending and capital markets services to middle market companies. Mr. Haahr is a member of the Board of Directors of the Center for Urban Land Economics Research at the University of Wisconsin Real Estate School, and speaks regularly at a variety of real estate industry events.

THOMAS J. ROMANO, 48                                    1999
Thomas J. Romano is currently an Executive Vice President and Chief Credit Officer for the Bridgeview Bank Group. Mr. Romano is a member of the Executive Management Committee and is responsible for all lending activities for a significant loan portfolio. His experience includes nineteen years with First of America Bank where his responsibilities included the management of commercial lending functions and numerous branch locations. Mr. Romano is currently a member of the Lake County Muscular Dystrophy Association and a member of Robert Morris Associates.

SHARES REPRESENTED BY THE PROXIES RECEIVED WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES UNLESS SHAREHOLDERS OTHERWISE SPECIFY IN THEIR PROXIES.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES.

------------------------------------

ATTENDANCE
The Board of Directors held five meetings during 2000. Each Director attended more than 75% of the total number of meetings of the Board and Committees on which he served.

COMPENSATION OF DIRECTORS
Each nonemployee Director of the Company received an annual retainer fee of $9,000 ($750 per month) in 1999. Each nonemployee Director of the Company also received $250 for each Board of Directors meeting attended in person, $150 for each Board of Directors meeting conducted by telephone and $150 for each committee meeting. Each Director is reimbursed for all out-of-pocket expenses related to attendance at Board meetings. Nonemployee Directors may elect to receive their retainer fee in restricted common stock of the Company.

Each nonemployee Director of the Company receives an option to purchase 1,000 shares of Common Stock annually, pursuant to the 1996 Stock Option Plan for Nonemployee Directors. In addition, beginning in 2000, each nonemployee Director will receive 2,500 options annually which vest only if the Company meets certain performance criteria, including earnings per share, EBITDA or net operating income, as defined. All Director stock options are priced at the market price on the date of issuance.

COMMITTEES

The Board of Directors has three standing committees:

         1. Audit Committee - This committee consists of three outside directors: Mr. Cerqua (Chairman), Mr. Haahr and Mr. Romano. The Audit Committee has the responsibility, among other things, to meet with the Company's independent accountants to review the scope and results of their audit, and to review with such independent accountants the Company's system of internal accounting and financial controls. This committee met twice during 2000.

         2. Compensation Committee - This committee consists of two outside directors: Dr. Dayan (Chairman) and Mr. Haahr. The Compensation Committee reviews the salaries, bonuses, stock compensation, stock options and other direct and indirect compensation for the Company's Chief Executive Officer. This committee met twice during 2000.

         3. Directors Affairs Committee - This committee consists of two outside directors: Dr. Dayan (Chairman) and Mr. Haahr. The Directors Affairs Committee is responsible for recommending possible candidates for election to the Board of Directors, as well as evaluating the performance of all members of the Board of Directors. This committee did not meet during 2000.

                          REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by Reference therein.

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of three directors, two of which are independent as defined by NASDAQ's listing standards. Based upon the Company's examination of the composition of the Audit Committee, in light of the adoption by NASDAQ of new rules governing audit committees, the Board determined that the Audit Committee Chairman is not independent within the meaning of the new rules, since the Chairman is the former Chief Financial Officer of the Company. However, as of September 2001, the Chairman will meet the "independence" rules. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix A. The Committee has implemented procedures to ensure that during the course of each fiscal year, it devotes the necessary attention to each of the matters assigned to it under the Committee's charter.

Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. During 2000, the Audit Committee approved the selection of KMPG LLP ("KPMG") as the Company's independent public accountants, replacing BDO Seidman LLP ("BDO"). BDO's reports on the Company's consolidated financial statements for the two most recent fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In addition, there were no disagreements with BDO, as reported on a Form 8-K dated October 10, 2000. Representatives of KPMG are expected to be present at the annual meeting and will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December
31, 2000 financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) ("SAS61"). SAS 61 requires our independent auditors to provide us with additional information regarding the scope and results of their audit of the Company's financial statements, including with respect to (i) their responsibility under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit. The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence, and KPMG has confirmed in such disclosures that in its professional judgment, it is independent of the Company within the meaning of the securities acts administered by the Securities and Exchange Commission and the requirements of the Independence Standards Board.

Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, to be filed with the Securities and Exchange Commission.

As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of management and the Company's independent auditors. In giving our recommendation to the Board of Directors, we have relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principals, and (ii) the report of the Company's independent auditors with respect to such financial statements.

The aggregate fees billed the Company by its outside auditors for the most recent fiscal year for professional services rendered were as follows:

                  Audit Services                               $     126,000
                  Financial Information Systems Design
                        And Implementation Services                  -
                  All Other Services:
                        Tax Compliance Services                       35,000
                                                               -------------
                  Total Fees                                   $     161,000
                                                               =============

The Audit Committee has advised the Company that it has determined that the non-audit services rendered by the Company's independent auditors during the Company's most recent fiscal year are compatible with maintaining the independence of such auditors.

                                                 Members of the Audit Committee:

                                                 Russell J. Cerqua (Chairman)
                                                 Jon K. Haahr
                                                 Thomas J. Romano


                             EXECUTIVE COMPENSATION

The following table sets forth certain information concerning the annual and long-term compensation for services as officers to the Company for the fiscal years ended December 31, 2000, 1999 and 1998, of those persons who were, at December 31, 2000: the chief executive officer and the other executive officer of the Company (the "Named Officers"). See "Compensation of Directors" under
Item 11.



                           SUMMARY COMPENSATION TABLE

                                                                                   Long-Term
                                                                                  Compensation
                                                                          ---------------------------------
                                           Annual Compensation        Restricted  Securities
  Name and Principal                                                    Stock     Underlying         All Other
       Position                    Year     Salary       Bonus          Awards     Options(#)(1)  Compensation(2)
------------------------          ------   --------   ----------     -----------   -------------  ---------------

Michael P. Holtz                   2000    325,000      36,500            -           100,000        17,500
 Chairman of the Board, President  1999    325,000      20,000            -              -           17,500
and Chief Executive Officer        1998    325,000      20,000            -           256,100        12,633


James B. Dale                      2000    125,000       5,000            -            21,000         1,300
 Senior Vice President Finance,    1999    120,000       5,500            -            20,500         1,251
Secretary, Treasurer, and          1998     98,462        -               -              -            1,031
 Chief Financial Officer

(1) All options were fully vested as of December 31, 2000, except for 50,000 options held by Mr. Holtz and 20,000 options held by Mr. Dale.
(2) Represents life insurance premiums paid by the Company on behalf of the Named Officers and the Company's 401(k) matching contributions of $2,500, $2,500 and $2,633 for Mr. Holtz, and $1,300, $1,251 and $1,031 for Mr.
       Dale, for 2000, 1999 and 1998, respectively.


STOCK OPTIONS

The following table summarizes the number and terms of stock options granted to each of the Named Officers during the year ended December 31, 2000.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                      Potential Realizable Value at
                                                                                         Assumed Annual Rates of
                                                                                        Stock Price Appreciation
                                 Individual Grants                                           for Option Term
---------------------------------------------------------------------------------------------------------------------
                                        % of Total
                                          Options
                                        Granted to      Exercise or
                           Options     Employees in     Base Price    Expiration
Name                      Granted(1)    Fiscal Year       ($/Sh)         Date            5% ($)       10% ($)
------------------------------------- ---------------  ------------  ------------      ----------    ----------

Michael P. Holtz            100,000       45.25%           $3.25      March 2010         165,850       430,280

James B. Dale                21,000        9.5%            $3.188      June 2010          36,979        94,240

(1) All options were fully vested as of December 31, 2000, except for 50,000 options held by Mr. Holtz and 20,000 options held by Mr. Dale.


The following table provides information concerning the exercise of stock options during 2000, and the year-end value of unexercised options for each of the Named Officers and Directors of the Company.


                    OPTION EXERCISES AND YEAR-END VALUE TABLE

                                                           Number of Unexercised      Value of Unexercised
                              Shares                          Options Held at        in-the-Money Options at
                             Acquired         Value          December 31, 2000        December 31, 2000 (1)
                                                        --------------------------- ------------------------
       Name                on Exercise      Realized    Exercisable  Unexercisable    Exercisable  Unexercisable
------------------         -----------      --------    -----------  -------------    -----------  -------------

Michael P. Holtz                  -            -          776,100        50,000     $    79,688     $     -
James B. Dale                     -            -           42,000        20,000            -              -
Russell J. Cerqua                 -            -          199,958         3,500          24,902           -
Reno J. Bernardo                  -            -            4,000         3,500            -              -
Salomon J. Dayan                  -            -            4,000        66,000            -              -
Jon K. Haahr                      -            -            1,000         3,500            -              -
Thomas J. Romano                  -            -             -            3,500            -              -

(1) The closing sale price of the Company's Common Stock on such date on the Nasdaq National Market was $3.125.


REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The purpose of the Compensation Committee is to establish and administer the policies governing all forms of executive compensation, as well as to administer the Amerihost Properties, Inc. 1996 Omnibus Incentive Stock Plan.

The Committee's philosophy is that executive compensation should be designed to motivate executives and reward them for individual initiative and achievements as well as the short-term and long-term success of the Company. It is anticipated that this philosophy will help to attract and maintain quality individuals, thereby enhancing the Company's profitability and value for the shareholders. The specific objectives within this philosophy are to:

         Establish base salaries at levels which are competitive in the business environment and which consider the responsibilities of the respective position and the individual's experience.

         Provide the executives with performance-based compensation which is reflective of the performance of the Company.

         Align the interests of the executives with those of the shareholders by providing a meaningful level of equity-based compensation in the form of long-term stock options.

The base salaries and annual increases for the Company's executives have been based upon comparative industry data, tenure and an assessment of the executive's historical performance and commitment to the Company. In addition, the Committee considers other factors such as cost-of-living and other geographic considerations, industry compensation trends, the level of expertise and knowledge and the level and complexity of the individual's specific duties and responsibilities. Base salaries consist of a blend of cash and stock options.

In addition to the base salaries, the Company's executives receive incentive compensation based upon the performance of the Company. Through 2000, these incentives were based upon the Company's attainment of certain financial benchmarks and consisted of either cash, restricted stock awards or qualified and non-qualified stock options.

The Chief Executive Officer of the Company serves under an employment agreement which began in 1995. His annual base compensation for 2000 was $325,000. Mr. Holtz did not receive any restricted stock awards in 2000, however, Mr. Holtz did receive 100,000 stock options. Mr. Holtz received a cash bonus of $36,500 for 2000. Mr. Holtz also serves as the President and Chief Executive Officer of all the Company's wholly-owned subsidiaries. Mr. Holtz receives no additional compensation for his services to these subsidiaries.

                                                     Compensation Committee:

                                                     Salomon J. Dayan, Chairman
                                                     Jon K. Haahr

EMPLOYMENT AGREEMENTS

The Company's President and Chief Executive Officer, Michael P. Holtz, provides services to the Company under the terms of an employment agreement dated January 1, 1995, amended February 4, 1997, amended November 23, 1999 and amended August 3, 2000. Pursuant to Amendment No. 3 dated November 23, 1999, the agreement renewed for an additional three-year period ending December 31, 2003. On January 1, 1998, Mr. Holtz received options to purchase a minimum of 256,100 shares of the Company's common stock at the market price on date of issuance under the Company's 1996 Omnibus Incentive Stock Plan, of which 110,000 vested immediately, 121,000 vested on July 1, 1999 and 25,100 vested on July 1, 2000. Pursuant to Amendment No. 3, Mr. Holtz receives 100,000 options each year, with 50,000 vesting 90 days from the date of issuance and 50,000 vesting only if the Company attains certain financial performance criteria. Amendment No. 3 also provides for a cash bonus based upon financial performance, and hotel operation performance. Under the terms of the amended employment agreement, stock awards were eliminated as a component of annual compensation.

The employment agreement entitles the executive officer to receive severance payments, equal to two years' compensation, if his employment is terminated by the Company without cause or if he elects to terminate such employment for a "good reason," including a change of control of the Company. Pursuant to Amendment No. 4 dated August 3, 2000, for purposes of the employment agreement, a change of control shall be defined as any simultaneous change in the Company's Board of Directors such that a majority of the Board is composed of members who were not members of the Board on the date of this Amendment No. 4. In addition, a change of control means removal of the executive from membership on the Board of Directors by a vote of a majority of the shareholders of the Company or failure of the Board of Directors to nominate the executive for re-election to Board membership. The executive officer is also entitled to severance payments, equal to one year's compensation, if he voluntarily terminates his employment with the Company for a reason other than a "good reason" and provides appropriate notice of such resignation.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the Nasdaq Stock Market initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations to the Company that no other reports were required, during the fiscal year ended December 31, 2000, all the aforesaid Section 16(a) filing requirements were complied with.

STOCK PRICE PERFORMANCE GRAPH

Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the Nasdaq U.S. index and the Nasdaq Non-Financial index for the period commencing December 31, 1995 and ending December 31, 2000.

The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this report into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                                 [GRAPH OMITTED]



         Date                       12/31/95    12/31/96     12/31/97     12/31/98    12/31/99   12/31/00

         Amerihost Properties, Inc.  100.000      99.504       92.000       61.000      54.000     50.000
         Nasdaq US                   100.000     123.036      150.693      212.509     394.942    237.676
         Nasdaq Non-Financial        100.000     121.476      142.197      208.727     408.734    238.523

Assumes  $100  invested on December  31, 1995 in the Common  Stock of  Amerihost
Properties,  Inc.  and the Nasdaq  Stock  Market  and the  Nasdaq  Non-Financial
Stocks.


                              CERTAIN TRANSACTIONS

In the past, certain of the Company's directors and executive officers have, directly or indirectly, invested in joint ventures with the Company. Dr. Dayan, a director of the Company, has invested approximately $1.6 million in seven joint ventures since 1988. Dr. Dayan and each of the Company's directors and executive officers who have made such investments have done so on the same terms as all other investors in such joint ventures. The Company issued 62,500 stock options to Dr. Dayan in 2000, and cancelled 30,000 options which had been issued to Dr. Dayan in a prior year, in connection with an agreement by the Company to purchase Dr. Dayan's ownership interest in three hotel joint ventures.

Mr. Romano is an executive officer of Bridgeview Bank & Trust, which is the bank that maintains the Company's operating line-of-credit. The line-of-credit has a maximum of $8,500,000, of which $3,408,133 was outstanding at

December 31, 2000. The operating line-of-credit is collateralized by a security interest in certain of the Company's assets, including its interests in various joint ventures, bears interest at an annual rate equal to the bank's base lending rate (9.5% at December 31, 2000) plus one-half of one percent with a floor of 7.5%, and matures August 15, 2001.


                      PROPOSAL TO APPROVE THE AMENDMENT TO
          THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION
                          TO CHANGE THE COMPANY'S NAME

The Company's Board of Directors has adopted a resolution to amend the Company's Amended and Restated Articles of Incorporation to change the Company's name from Amerihost Properties, Inc. to Arlington Hospitality, Inc.

In the judgment of the Board of Directors, the change of the corporate name is desirable given the nature of the Company's agreement with Cendant Corporation, whereby the Company sold the AmeriHost Inn brand names and franchising rights to Cendant on September 30, 2000. The new name will distinguish the Company as an owner, operator and developer of hotels, and not the owner of the AmeriHost Inn brand names and franchising rights.

Approval of the amendment to the Company's Amended and Restated Articles of Incorporation requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote as of March 30, 2001, the record date.

The change of the Company's name will not, in any way, affect the validity of the currently outstanding stock certificates, nor will stockholders be required to surrender or exchange any of their stock certificates. The shares of the Company's Common Stock will continue to be listed on the NASDAQ under the symbol "HOST."

SHARES REPRESENTED BY THE PROXIES RECEIVED WILL BE VOTED "FOR" THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S NAME UNLESS SHAREHOLDERS OTHERWISE SPECIFY IN THEIR PROXIES.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT OF THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S
       NAME FROM AMERIHOST PROPERTIES, INC. TO ARLINGTON HOSPITALITY, INC.

                             PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 31, 2001, by (i) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's Directors, (iii) each of the Named Officers and (iv) all Directors and executive officers as a group.


                                                       Shares Beneficially Owned
                                                         As of March 31, 2001
                                                  -----------------------------------
Name                                                            Number                          Percent
-----------------------------                             ------------------                 -------------
 Michael P. Holtz                                             1,082,957    (1)                    18.5%
 Wellington Management Company                                  615,000    (2)                    12.4
 Massachusetts Financial Services Company                       527,000    (3)                    10.6
 Kenneth M. Fell                                                451,420    (4)                     9.1
 Dimensional Fund Advisors, Inc.                                397,100    (5)                     8.0
 H. Andrew Torchia                                              411,132    (6)                     8.0
 Liliane R. Dayan                                               388,988    (7)                     7.8
 Salomon J. Dayan                                               369,256    (1)                     7.2
 Richard A. D'Onofrio                                           342,319    (6)                     6.7
 Russell J. Cerqua                                              260,913    (1)                     5.0
 James B. Dale                                                   60,775    (1)                     1.2
 Reno J. Bernardo                                                38,112    (1)                     0.8
 Jon K. Haahr                                                     8,723    (1)                     0.2
 Thomas J. Romano                                                 7,200    (1)                     0.2

ALL DIRECTORS AND EXECUTIVE
  OFFICERS AS A GROUP (7 PERSONS)                             1,827,936                           29.1%
                                                           ============                        =======

(1)      Includes  shares  subject  to  options  exercisable presently or within
         60 days as  follows:  Mr.  Holtz, 876,100 shares,  Dr.  Dayan,  153,050 shares,  Mr.  Cerqua,  202,458  shares,  Mr. Dale,  59,500  shares, Mr.
         Bernardo, 6,500  shares, Mr. Haahr, 3,500 shares, and Mr. Romano, 2,500 shares.
(2)      Based upon information  provided in its Schedule 13G dated December 31,
         2000,  Wellington  Management  Company  ("WMC"),  in  its  capacity  as investment advisor, may be deemed beneficial owner of 615,000 shares of the Company which are owned by numerous investment  counseling clients.
         Of the shares  shown  above,  WMC has shared  voting  power for 615,000 shares and shared investment power for 615,000 shares.
(3)      Based upon information  provided in its Schedule 13G dated February 12,
         2001, Massachusetts Financial Services Company ("MFS"), in its capacity as investment manager, may be deemed beneficial owner of 527,000 shares of the Company which are also beneficially owned by MFS Series Trust II
         - MFS Emerging Growth Stock Fund, shares of which are owned by numerous investors.  MFS has sole  voting and  investment  power for the 527,000 shares.
(4)      Based upon  information  provided in his Schedule 13D dated November 3,
         2000,  Mr. Fell owns 451,420  shares of the Company.  Mr. Fell has sole voting and investment power for these shares.
(5)      Based upon  information  provided in its Schedule 13G dated February 2,
         2001,  Dimensional  Fund  Advisors,  Inc.  ("DFA"),  in its capacity as investment advisor, may be deemed beneficial owner of 397,100 shares of the Company which are owned by numerous investment  counseling clients.
         Of the shares shown above, DFA has sole voting and investment power for
         397,100 shares.
(6)      Based upon information provided in a joint 13D filing dated October 15,
         1999.  Includes  65,543  and 4,400  shares  owned  directly  by Messrs.
         Torchia and D'Onofrio,  respectively, and 150,000 options owned by each of Messrs.  Torchia and D'Onofrio which are currently  exercisable.  In addition,  it includes  their  respective  interests in 383,508  shares owned by Urban 2000 Corp. Mr.  Torchia is the 51%  stockholder of Urban
         2000 Corp. and disclaims  beneficial  ownership of all but an aggregate of 195,589 shares owned  directly,  or indirectly,  by Urban 2000 Corp.
         Mr.  D'Onofrio is the 49% stockholder of Urban 2000 Corp. and disclaims beneficial  ownership of all but an  aggregate of 187,919  shares owned directly, or indirectly by Urban 2000 Corp.
(7)      Based upon  information  provided in her Schedule 13D dated October 23,
         2000, Mrs. Dayan  beneficially own 388,988 shares of the Company.  Mrs.
         Dayan has sole voting and investment power for all 388,988 shares.


SHAREHOLDER PROPOSALS

From time to time, shareholders present proposals which may be proper subjects for inclusion in the proxy statement and for consideration at the annual meeting. To be considered, proposals must be submitted on a timely basis. Proposals for the 2002 shareholders' meeting must be received by the Company not later than January 24, 2002. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

OTHER MATTERS

Management knows of no other business likely to be brought before the meeting. If other matters do come before the meeting, the persons named in the form of proxy or their substitute will vote said proxy according to their best judgment.

                                       By the order of the Board of Directors

                                                  JAMES B. DALE

                                                    Secretary

Arlington Heights, Illinois
April 14, 2001

                                                                      APPENDIX A
                                                                      ----------

                           AMERIHOST PROPERTIES, INC.
                             AUDIT COMMITTEE CHARTER

PURPOSE
-------

         The Audit Committee is appointed by the Board of Directors for the primary purposes of:

          o Assisting the Board of Directors in fulfilling its oversight responsibilities as they relate to the Company's accounting policies and internal controls, financial reporting practices and legal and regulatory compliance, and

          o Maintaining, through regularly scheduled meetings, a line of communication between the Board of Directors and the Company's financial management, internal auditors and independent accountants.

COMPOSITION AND QUALIFICATIONS
------------------------------

         The Audit Committee shall be appointed by the Board of Directors and shall be comprised of three or more Directors (as determined from time to time by the Board), each of whom shall meet the independence requirements of the Nasdaq Stock Market, Inc. Each member of the Audit Committee shall have the ability to understand fundamental financial statements. In addition, at least one member of the Audit Committee shall have past employment experience in finance or accounting, professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES
----------------

The Audit Committee will:

(1) Review the annual audited financial statements with management and the independent accountants. In connection with such review, the Audit Committee will:

          o Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

          o Review changes in accounting or auditing policies, including resolution of any significant reporting or operational issues affecting the financial statements.

          o Inquire as to the existence and substance of any significant accounting accruals, reserves or estimates made by management that had or may have a material impact on the financial statements.

          o Review with the independent accountants any problems encountered in the course of their audit, including any change in the scope of the planned audit work and any restrictions placed on thescope of such work, any management letter provided by the independent accountants, and management's response to such letter.

          o    Review with the  independent  accountants and the senior internal
               auditing   executive  the  adequacy  of  the  Company's  internal
               controls, and any significant findings and recommendations.

(2) Review (by full Committee or Chair) with management and the independent accountants the Company's quarterly financial statements in advance of SEC filings.

(3) Oversee the external audit coverage. The Company's independent accountants are ultimately accountable to the Board of Directors and the Audit Committee, which have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants. In connection with its oversight of the external audit coverage, the Audit Committee will:

          o Recommend to the Board the appointment of the independent accountants.

          o Approve the engagement letter and the fees to be paid to the independent accountants.

          o Obtain confirmation and assurance as to the independent accountants independence, including ensuring that they submit on a periodic basis (not less than annually) to the Audit Committee a formal written statement delineating all relationships between the independent accountants and the Company. The Audit Committee is responsible for actively engaging in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and for recommending that the Board of Directors take appropriate action in response to the independent accountants' report to satisfy itself of their independence.

          o Meet with the independent accountants prior to the annual audit to discuss planning and staffing of the audit.

          o    Review  and  evaluate   the   performance   of  the   independent
               accountants, as the basis for a recommendation to the Board of Directors with respect to reappointment or replacement.

(4) Oversee internal audit coverage. In connection with its oversight responsibilities, the Audit Committee will:

          o Review the appointment or replacement of the senior internal auditing executive.

          o    Review,   in  consultation   with  management,   the  independent
               accountants and the senior internal auditing executive, the plan and scope of internal audit activities.

          o    Review internal audit activities, budget and staffing.

          o Review significant reports to management prepared by the internal auditing department and management's responses to such reports.

(5) Review with the independent accountants and the senior internal auditing executive the adequacy of the Company's internal controls, and any significant findings and recommendations with respect to such controls.

(6) Meet periodically with management to review and assess the Company's major financial risk exposures and the manner in which such risks are being monitored and controlled.

(7) Meet at least annually in separate executive session with each of the chief financial officer, the senior internal auditing executive, and the independent accountants.

(8) Review periodically with the Company's General Counsel (i) legal and regulatory matters which may have a material affect on the financial statements, and (ii) corporate compliance policies or codes of conduct.

(9) Report regularly to the Board of Directors with respect to Audit Committee activities.

(10) Prepare the report of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in the proxy statement for each annual meeting.

(11) Review and reassess annually the adequacy of this Audit Committee Charter and recommend any proposed changes to the Board of Directors.



         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent accountants or to assure compliance with laws and regulations and the Company's corporate policies.

                           AMERIHOST PROPERTIES, INC.
                        2001 ANNUAL SHAREHOLDERS' MEETING
                                     BALLOT



The following shareholder(s) cast his (her, their) vote(s) in the following manner:

1.       ELECTION OF DIRECTORS

              for all nominees                              WITHHOLD AUTHORITY
_________     listed below                         _________    to vote for all
                                                                nominees listed
                                                                below

                           _________     to abstain from voting on this proposal

                                  Michel P. Holtz               Reno J. Bernardo
                                  Russell J. Cerqua             Salomon J. Dayan
                                  Jon K. Haahr                  Thomas J. Romano

                  INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below:

--------------------------------------------------------------------------------

2.       NAME CHANGE FOR THE COMPANY

         Proposal to amend the Company's Amended and Restated Certificate of Incorporation to change the Company's name from Amerihost Properties, Inc. to Arlington Hospitality, Inc.

                                            For
                           -----------
                                            Against
                           -----------
                                            Abstain
                           -----------
         Please sign exactly as name appears on your stock certificates. For joint accounts, all tenants should sign. If signing for an estate, trust, corporation, partnership or other entity, title or capacity should be stated.

Dated:  _______________, 2001                        ---------------------------
                                                     Signature           (Title)
Print name and address:
                                                     ---------------------------
-------------------------------------                Signature if held jointly

-------------------------------------

-------------------------------------